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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-B                                                                    EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


                                                Collection Period:                              1-Jan-99           31-Jan-99
                                                Distribution Date:                             16-Feb-99

                                                                                                               Per $1,000 of
                                                                                                                 Original
Statement for Class A and Class B Certificateholders Pursuant                                                 Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                      Certificate Amount
                                                                                                             ------------------
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(i)     Principal Distribution
           Class A Certificate Amount                                                     $ 5,452,852.29        $14.20591066
           Class B Certificate Amount                                                     $   410,429.74        $14.20565347

(ii)    Interest Distribution
           Class A Certificate Amount                                                     $   436,491.91        $ 1.13715992
           Class B Certificate Amount                                                     $    34,130.57        $ 1.18131559

(iii)   Servicing Fee                                                                     $    72,767.28        $ 0.17630470

(iv)    Class A Certificate Balance (after principal distributions)                       $75,754,944.99
        Class A Pool Factor (after principal distributions)                                    0.1973587
        Class B Certificate Balance (after principal distributions)                       $ 5,702,508.03
        Class B Pool Factor (after principal distributions)                                    0.1973733

(v)     Total Pool Balance (end of Collection Period)                                     $81,457,453.02

                                                                                          Current Period        Cumulative
                                                                                          --------------        ----------

(vi)    Defaulted Receivables                                                             $   129,604.99       $7,646,133.96
        Liquidation Proceeds                                                                  176,700.37        3,762,554.34
                                                                                          ==============       =============
        Aggregate Net Losses                                                              $   (47,095.38)      $3,883,579.62
                                                                                          ==============       =============

(vii)   Aggregate Principal Balance of Receivables
          Repurchased by Seller or Servicer:
           Principal Portion                                                              $           --
           Interest Portion                                                               $           --

(viii)  Class A Interest Carryover Shortfall                                              $           --
        Class B Interest Carryover Shortfall                                              $           --
        Class A Principal Carryover Shortfall                                             $           --
        Class B Principal Carryover Shortfall                                             $           --

(ix) Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                      $ 6,388,903.28

(x)     Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                                 $ 6,516,596.24
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